UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1250, 639 – 5 Avenue SW, Calgary, Alberta, Canada	T2P 0M9
(Address of principal executive offices)	(Zip Code)

(403) 613-7310
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01

Fulucai Productions Ltd. (the “Company”) has entered into a memorandum of understanding (“MOU”) with Blue Sky NM, Inc.  (“BSN”) whereby the Company has the right to acquire certain oil and gas interests in New Mexico, including leases and equipment (the “Properties”).  The assets consist of 304 wells found in leases covering approximately 26,160 acres.   The Company and BSN intend to enter into a formal Securities Purchase Agreement for the acquisition which shall follow normal industry standards and all requisite regulatory requirements and approval in both the U.S. and Canada.   Under the terms of the agreement, the Company will acquire 100% of the shares of BSN from the BSN shareholders in exchange for the issuance of 65,000,000 shares of the Company’s common stock.   The Company is required to cancel the current 65,000,000 share control block held by a prior officer and director of the Company such that upon completion of the acquisition the Company will have a total of 90,000,000 shares issued and outstanding.  As at closing BSN shall hold a total of 65% of the Properties.

The Company shall conduct due diligence on BSN and obtain a reserve report (in the form required by the requisite regulatory authorities) from a recognized independent engineering company to ensure that the remaining proved reserves are valued at not less than US$40 Million at PV10%. Such valuation shall be calculated on the remaining reserves.  If the remaining proved reserves (PV 10%) are less than $40 Million, the Company shall have the right to renegotiate the terms or cancel the transaction, with no further liability to the Company.   The Company hopes to finalize the Share Exchange Agreement by September 15, 2013 and close the acquisition by September 30, 2013 with an effective date of September 1, 2013 for adjustments.  At closing the liabilities of the Company shall not exceed $50,000.  BSN shall provide audited financial statements to the Company prior to closing.   At closing, the directors of the Company shall be increased to five of which two shall be the nominees of the BSN stockholders and the BSN officers and directors shall appoint such officers and directors to BSN as the Company shall direct and all BSN officers and directors shall resign forthwith.  The MOU further calls for the Company to establish a stock option plan for the officers and directors and consultants to the Company for no less than 10% of the issued and outstanding shares of the Company.

Section 9.   Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c). Exhibits

Number	Exhibit
10.1	Memorandum of Understanding Between the Company and Blue Sky NM, Inc. dated August 12, 2013
99.1	Press Release disseminated August 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: August 13, 2013	By:	/s/ Mo Fazil
	Name:	Mo Fazil
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director